EXHIBIT 10.2

Amendment to Distribution Agreement

THIS AMENDMENT TO DISTRIBUTION AGREEMENT dated as of September 27, 2011 amending the Distribution Agreement made the twenty-first day of March 2011 by and between NSJ. Co., Ltd., a corporation duly organized under the laws of Japan (hereinafter "SUPPLIER"), and NSJ-US. Co., Ltd., a corporation duly organized under the laws of Nevada, United States (hereinafter "DISTRIBUTOR").

In consideration for the issuance of 14,000,000 shares of common stock of SUPPLIER to Distributor, the term of Distribution Agreement is amended to read as follows:

Term of Agreement

Fifteen years.

IN WITNESS WHEREOF, The parties have caused this Amendment to Distribution Agreement to be executed on the date first above written.

NSJ-US. Co., Ltd., a corporation duly organized under the laws of Nevada, United States

By:	/s/ Toshikazu Joko
Toshikazu Joko, President

NSJ. Co., Ltd., a corporation duly organized under the laws of Japan

By:	/s/ Toshikazu Joko
Toshikazu Joko, President